                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): December 1, 1999

                       Eagle Point Software Corporation
________________________________________________________________________________
               (Exact Name of Registrant as Specified in Charter)

           Delaware                   0-26170                 42-1204819
----------------------------    -------------------   --------------------------
(State or Other Jurisdiction     (Commission File           (IRS Employer
      of Incorporation                Number)            Identification No.)


4131 Westmark Drive, Dubuque, Iowa                                  52002-2627
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code:      (319) 556-8392
                                                         -----------------------
                                (Not Applicable)
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

          On December 1, 1999, Eagle Point Software Corporation, a Delaware corporation ("Eagle Point"), announced that it had acquired substantially all of the assets of Surveyors Module International, LLC, a Tennessee limited liability company ("SMI"), for approximately $2,000,000 in cash. In addition, during each of the next two years, SMI will be entitled to receive 70% of the gross profits attributable to the acquired business, after making specified adjustments, for adjusted annual gross profits of between $1,650,000 and $2,500,000 and 80% of adjusted annual gross profits above $2,500,000.

          Copies of the Asset Purchase Agreement and the related press release issued by Eagle Point are filed as exhibits hereto, and each is hereby incorporated by reference herein.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)       Exhibits:
          ---------

2 Asset Purchase Agreement dated as of December 1, 1999 among Eagle Point, SMI, R. Stanley Trent, R. Stanley Trent, as sole Trustee of James, a Trust, created by a Contract and Indenture of Trust dated July 6, 1995, and Charles A. Peterson, as sole Trustee of Farrow, a Trust, created by a Contract and Indenture of Trust dated July 6, 1995

20        Press release issued by Eagle Point on December 1, 1999

                                  SIGNATURES
                                  ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              EAGLE POINT SOFTWARE CORPORATION


                              By:    /s/  Dennis J. George
                                     ---------------------------
                              Name:  Dennis J. George
                              Title: Vice-President, Chief Financial Officer,
                                     Treasurer and Secretary


Dated: December 13, 1999

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.  Description
-----------  -----------

2 Asset Purchase Agreement dated as of December 1, 1999 among Eagle Point, SMI, R. Stanley Trent, R. Stanley Trent, as sole Trustee of James, a Trust, created by a Contract and Indenture of Trust dated July 6, 1995, and Charles A. Peterson, as sole Trustee of Farrow, a Trust, created by a Contract and Indenture of Trust dated July 6, 1995

20           Press release issued by Eagle Point on December 1, 1999